Exhibit 10.4

19505 Biscayne Blvd. • Suite 2350 • Aventura, FL 33180 • legal@ascentpartnersllc.com

To:	ConnectM Technology Solutions, Inc. 2 Mount Royal Avenue Suite 550 Marlborough, MA 01752

Attention:	Bhaskar Panigrahi CEO

September 28, 2026

Re: Amendment No. 1

Dear Mr. Panigrahi:

Reference is made to the Securities Purchase Agreement, dated as of August 31, 2026 (as modified to the date hereof, the “Purchase Agreement”; capitalized terms used but not defined herein are used as defined in the Purchase Agreement, including by reference in Schedule II thereof to definitions in other Transaction Documents), by and between ConnectM Technology Solutions, Inc. (together with its successors and permitted assigns, the “Company”), and Ascent Partners Fund LLC, a Delaware limited liability company, as Purchaser (the “Purchaser”).

Subject to the terms and conditions set forth herein, and effective on the later of (i) the date hereof and (ii) the date of payment of all Obligations due on or before, but after giving effect to, the effective date of this amendment (including payment of all costs, expenses and fees due under any Transaction Document after giving effect to this amendment and invoiced prior to such effective date) (the “Amendment Effective Date”), the following Transaction Documents are hereby amended as follows:

Purchase Agreement

•	Upon the occurrence of the Listing Event, Section 4.1 (Right of First Refusal) of the Purchase Agreement is hereby deleted in its entirety and replaced with “Reserved”:

•	Upon the occurrence of the Listing Event, Section 4.2 (Most Favorable Terms (MFN)) of the Purchase Agreement is hereby deleted in its entirety and replaced with “Reserved”:

•	Exhibit A-2 (Form of Note Two) to the Purchase Agreement is hereby replaced in its entirety with the contents of Exhibit A-2 (Form of Note Two) hereto.

•	Schedule I to the Purchase Agreement is hereby replaced in its entirety with the contents of Schedule I hereto.

Notes

•	The Senior Secured Convertible Promissory Note (One), dated August 31, 2026, and the Senior Secured Convertible Promissory Note (Three), dated September 4, 2026, issued by the Company to Purchaser (together, the “Amended Notes”), are each hereby amended by replacing Section 1(g) thereof with the following:

g)            Repayment Upon Listing Event. On the date of the Listing Event the Company shall pay the amounts owing under this Note in immediately available cash to the Holder, by paying (a) 105% of the principal amount of this Note and all accrued interest outstanding as of such time on such principal amount (including any Minimum Interest Amount remaining outstanding on such principal amount as of such time) not previously converted prior to the date of the Listing Event, together with (b) all other amounts, costs, fees (including all Late Fees and Late Delivery Fees), expenses, indemnification and liquidated and other damages and other amounts due to the Holder or any other Purchaser Party in respect of this Note or any other Transaction Document.

•	Section 2(e) (Conversion Into Series C Preferred Stock) of each Amended Note is hereby deleted in its entirety and replaced with the term “Reserved”:

Registration Rights Agreement

•	The Registration Rights Agreement, dated September 4, 2026, between the Company and the Purchaser (the “Registration Rights Agreement”), is hereby amended by deleting the definitions of “Filing Date” and “Registrable Securities” in Section 1(a)(i) thereof and replacing the same with the following:

“Filing Date” means, (i) with respect to the Initial Registration Statement, the 60th day following the date of the Listing Event, (ii) with respect to any additional Registration Statements which may be required pursuant to clauses (ii) (Registration Statements; Additional) or (iii) (Registration Statements; Piggyback Registrations) below, the earliest practical date on which the Company is permitted by SEC Guidance to file such additional Registration Statement related to the Registrable Securities and (iii) with respect to any Registration Statement to be filed pursuant to clause (iv) (Registration Statements; Demand) below, the later of (A) the “Filing Date” for the Initial Registration Statement and (B) if applicable, the earlier of (1) sixty (60) days after the filing of a registration statement covered by clause (ii) (Registration Statements; Additional) below that relates to an underwritten primary offering of Securities of the Company or (2) the date such offering has been withdrawn.

“Registrable Securities” means, as of any date of determination, all shares of Common Stock then issued or issuable to the Holder under or in connection with Warrant, including (a) all shares of Common Stock then issued and issuable upon exercise in full of any Warrant (assuming on such date such Warrant is exercised in full without regard to any exercise limitations therein), (d) all shares of Common Stock then issued and issuable in connection with any anti-dilution or remedies provisions under any Warrant (without giving effect to any limitations on conversion or exercise therein), and (c) any shares of Common Stock issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; for the avoidance of doubt, for purposes of this definition, “Issuable Securities” refers only to the shares of Common Stock described in clauses (a) through (c), including Common Stock issuable upon exercise of any Warrant; provided, that “Registrable Securities” shall cease to include (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) any Securities with respect to which, and for so long as, the following is true: (x) a Registration Statement with respect to the sale of such Securities is declared effective by the SEC under the Securities Act and such Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (y) such Securities have been previously sold in accordance with Rule 144, or (z) such Securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the Holder (assuming that such Securities and any Securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such Securities were issued or are issuable, were at no time held by any Affiliate of the Company), as reasonably determined by the Company, upon the advice of counsel to the Company.

This amendment is a Transaction Document and is limited as written.

As of the date first written above, each reference in the Purchase Agreement, the Amended Notes or the Registration Rights Agreement, to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Transaction Documents to the Purchase Agreement, the Amended Notes or the Registration Rights Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall refer to the Purchase Agreement or, as the case may be, the Amended Notes or the Registration Rights Agreement as modified thereby, and the provisions in this amendment amending the Purchase Agreement and or, as the case may be, the Amended Notes or the Registration Rights Agreement as modified thereby shall be read together and construed as a single agreement with the Purchase Agreement or, as the case may be, the Amended Notes or the Registration Rights Agreement as modified thereby. The execution, delivery and effectiveness of this amendment shall not, except as expressly provided herein, (A) waive or modify any Default or Event of Default (whether or not existing on the date hereof), right, power or remedy under, or any other provision of, any Transaction Document (in each case, other than any failure to comply with any provision of a Transaction Document amended hereby that would not have been a failure if such Transaction Document had been amended as provided herein prior to the date hereof) or (B) commit or otherwise obligate the Purchaser to enter into or consider entering into any other consent, waiver or modification of any Transaction Document or make any further purchases or other advances pursuant to any Transaction Documents. This amendment does not constitute a novation of the Amended Notes.

Each Company Party hereby agrees that it continues to guaranty, jointly and severally, absolutely, unconditionally and irrevocably, pursuant to the Guaranty, as primary obligor and not merely as surety, the full and punctual payment when due of the Obligations of any other Company Party owing under the Transaction Document as modified hereby (subject to the limitations set forth in the Guaranty) and that the terms hereof shall not affect in any way its obligations and liabilities, as expressly modified hereby, under the Transaction Documents. Each Company Party hereby reaffirms (a) all of its obligations and liabilities under the Transaction Documents as modified hereby, and agrees that such obligations and liabilities shall remain in full force and effect and (b) all Liens granted under the Transaction Documents, and agrees that such Liens shall continue to secure the Obligations.

In further consideration for the execution of this amendment by the Purchaser and without limiting any rights or remedies the Purchaser or any Purchaser Parties may have, each Company Party hereby releases each of the Purchaser and the Purchaser Parties (each a “Releasee” and, collectively, the “Releasees”) against any and all claims and from any other Losses of any Company Party or any Subsidiary thereof, whether or not relating to any Transaction Document, any obligation or liability owing thereunder, any asset of any Company Party or any of their Subsidiaries or Affiliates, or any legal relationship that exists or may exist between any Releasee and any Company Party or any Subsidiary of any Company Party. Each Company Party, each for itself and for its Subsidiaries, acknowledges and agrees that it or its Subsidiaries may discover information later that could have affected materially their willingness to agree to the release in this paragraph and that neither such possibility, which it took into account when executing this amendment, nor such discovery, as to which it expressly assumes the risk, shall affect the effectiveness of the release in this paragraph, and waives the benefit of any legal requirement that may provide otherwise.

As a Transaction Document, this amendment is subject to various interpretative and miscellaneous sections set forth in the Purchase Agreement and other Transaction Documents that apply expressly to all Transaction Documents, located principally Article V (Miscellaneous) of the Purchase Agreement (but also, without limitation, in Section 4.8 (Indemnification of each Purchaser Party) thereof), including Section 5.2 (Fees and Expenses) thereof (which provides, without limitation, reimbursement to the Purchaser Parties for fees, costs and expenses of negotiation, preparation, execution and signing of this amendment or otherwise relating to this amendment or the transactions contemplated herein) and Sections 5.3(a) (Entire Agreement), 5.3(b) (Amendments), 5.3(c) (Beneficiary, Successors and Assigns), 5.3(d) (No Implied Waivers or Notice Rights), 5.3(e) (Counterparts), 5.3(f) (Electronic Signatures), 5.4 (Notices), 5.7 (Severability) and 5.15 (Interpretation) (containing various interpretative provisions and additional definitions) thereof. In addition, without limitation, (a) Section 5.6 (Governing Law; Courts) thereof provides that this amendment shall be governed by and construed in accordance with the laws of the State of Delaware and that Proceedings in respect hereto shall be brought exclusively in the Delaware state courts sitting in Wilmington, DE or the federal courts for the District of Delaware sitting in Wilmington, DE (subject to certain exceptions for enforcement Proceedings brought by the Purchaser or any Purchaser Party) and (b) in Section 5.16 (Waiver of Jury Trial and Certain Other Rights), the parties thereto (which include the parties hereto) thereby irrevocably and unconditionally waived, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly based upon or arising out of, under or in connection with, this amendment or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). The parties hereto hereby reaffirm all of these and all other provisions of the Transaction Documents applying to the Transaction Documents as applying to this amendment, all of which are hereby incorporated herein by reference. If the Amendment Effective Date has not occurred within two Business Days after the date hereof, the Purchaser may, in its sole discretion upon notice to the Company, elect to terminate this amendment, at which point this amendment will be of no further force and effect.

[Signature Pages Follow]

This amendment may be executed in counterparts, which may be effectively transmitted by fax or e-mail (in each case return receipt requested and obtained) and which, together, shall constitute one and the same instrument.

Very truly yours,

ASCENT PARTNERS FUND LLC,
as Purchaser

By:
Name:
Title:

Accepted and Agreed As of the Date First Written Above:

CONNECTM TECHNOLOGY SOLUTIONS, INC., as Company

By:
Name: Bhaskar Panigrahi
Title: Authorized Officer

[EXHIBIT A-2

Form of Note Two]

SCHEDULE I

SECURITIES TO BE PURCHASED AT THE INITIAL CLOSING AND ADDITIONAL CLOSINGS

For the avoidance of doubt, only Note One listed below is to be purchased at the Initial Closing. Note Two-A, Note Two-B, Note Three and the Warrants listed below, and any additional Notes or Warrants agreed upon by the parties, are to be purchased only at Additional Closings.

	Initial Principal Amount	Original Issue Discount	Purchase Price
Note One	$228,571.43	$28,571.43	$200,000.00
Note Two-A	$1,388,888.89	$138,888.89	$1,250,000.00
Note Two-B	$1,388,888.89	$138,888.89	$1,250,000.00
Note Three	$2,628,571.43	$328,571.43	$2,300,000.00

	Number	Purchase Price
Warrants	—	N/A

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